GSE SYSTEMS, INC.





            SENIOR SUBORDINATED SECURED CONVERTIBLE NOTE AND WARRANT
                               PURCHASE AGREEMENT





                                  May 26, 2005



                               GSE SYSTEMS, INC.

            SENIOR SUBORDINATED SECURED CONVERTIBLE NOTE AND WARRANT
                               PURCHASE AGREEMENT

     This Senior Subordinated Secured Convertible Note and Warrant Purchase Agreement (the "Agreement") is made as of the 26th day of May 2005 by and between GSE Systems, Inc., a Delaware corporation (the "Company"), and Dolphin Direct Equity Partners, LP, a Delaware limited partnership (the "Investor").

                                    RECITALS

     The Company desires to issue and sell, and the Investor desires to purchase, a senior subordinated secured convertible promissory note of the Company in the aggregate principal amount of $2,000,000 in the form attached to this Agreement as Exhibit A (the "Note"), which shall be convertible on the terms stated therein into equity securities of the Company.

     The Company desires to issue and the Investor desires to receive a warrant to purchase an aggregate of 380,952 shares (the "Warrant Shares") of common stock, par value $0.01 per share (the "Common Stock"), of the Company in the form attached to this Agreement as Exhibit B (the "Warrant"). The Note, the Warrant and the Common Stock issuable upon conversion or exercise thereof are collectively referred to herein as the "Securities." References herein to the Company include the Company and each of its Subsidiaries (as defined below).

                                   AGREEMENT

     In consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:

          1. Purchase and Sale of Note and Warrant.

               (a) Sale and Issuance of Note and Warrant. Subject to the terms and conditions of this Agreement, the Investor agrees to purchase at the Closing (as defined below), and the Company agrees to sell and issue to the Investor at the Closing, for a purchase price of $2,000,000 delivered in accordance with
Section 1(b)(ii) below, the Note and the Warrant.

               (b) Closing; Delivery.

                    (i) The purchase and sale of the Note and Warrant referred to in Section 1(a) shall take place simultaneously herewith at the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, NY 10004 (which time and place are designated as the "Closing").

                    (ii) At the Closing, the Company shall execute and deliver to the Investor the Note and the Warrant to be purchased or received by the Investor as contemplated above, the escrow agreement in the form attached hereto as Exhibit C (the "Escrow Agreement")(also executed and delivered by the Investor and the escrow agent thereunder), the security agreement in the form attached hereto as Exhibit D (the "Security Agreement")(also executed and delivered by the Investor), the pledge agreement in the form attached hereto as Exhibit E (the "Pledge Agreement")(also executed and delivered by the Investor), the subordination agreement in the form attached hereto as Exhibit F (the "Subordination Agreement") (also executed and delivered by the Investor and Wachovia Bank, National Association) and each other document or instrument to be executed in connection herewith or therewith (all of the foregoing, collectively, the "Transaction Documents"), against delivery by the Investor of
(A) the purchase price as follows: (1) a wire transfer to the escrow agent under the Escrow Agreement in the amount of $500,000 in accordance with the terms hereof and thereof, (2) payment to the Investor in the aggregate net amount of $109,000, consisting of (w) a closing fee in the amount of $78,000, plus (x) a structuring fee in the amount of $13,500, plus (y) a reimbursement of legal expenses in the amount of $25,000, minus (z) a prepayment in the amount of $7,500, which aggregate net amount shall be retained by the Investor from the purchase price, and (3) a wire transfer to a bank designated by the Company in the amount of the purchase price contemplated by Section 1(a) above, less the $500,000 referred to in clause (1) above and the $109,000 referred to in clause
(2) above, and (B) such documentation as is required pursuant to this Agreement.

     2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor as follows:

          (a) Duly Incorporated. Each of the Company and the Subsidiaries (as defined in the Note) is a corporation duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or formation, as the case may be, with the requisite power and authority to own, lease and operate its respective properties and conduct its respective businesses as presently conducted or proposed to be conducted, and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect (as defined below).

          (b) Corporate Power. The execution and delivery of this Agreement, the Note, the Warrant, the Security Agreement, the Pledge Agreement, the Subordination Agreement and each other Transaction Document are within the Company's and each Subsidiary's, as the case may be, powers and have been duly authorized by all necessary corporate and, if required, stockholder action. The Transaction Documents have been duly executed and delivered by the Company and each Subsidiary party thereto and each constitutes a legal, valid and binding obligation of the Company and the Subsidiaries party thereto, as the case may be, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and general equity principles (whether considered in a proceeding in equity or at law).

          (c) Capitalization. The capitalization of the Company is set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 as filed with the Commission (as defined below) prior to the date hereof (the "Form 10-K"), and the information set forth in the Form 10-K is true, correct and complete in all material respects as of the date thereof. The Company does not own directly or indirectly more than 5% of any class of capital stock or other equity or long-term debt securities of or have any equity interest in excess of 5% of any other person, other than the Subsidiaries and Red Storm Scientific LLC; all of the outstanding shares of capital stock of the Company and each Subsidiary that is a corporation have been duly authorized and validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive or similar rights and are owned free and clear of all liens, encumbrances, equities and restrictions on transferability (other than those imposed by the Securities Act (as defined below) and the state securities or "Blue Sky" laws) or voting. Except as set forth in the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2005 (the "March 31, 2005 Form 10-Q"), no options, warrants or other rights to purchase from the Company, agreements or other obligations of the Company to issue or other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding. Except as reflected in the SEC Reports (as defined below), there is no agreement, understanding or arrangement among the Company and each of its stockholders or any other person relating to the ownership or disposition of any capital stock of the Company or any Subsidiary or the election of directors of the Company or the governance of the Company's affairs, and, if any, such agreements, understandings and arrangements will not be breached or violated as a result of the execution and delivery of, or the consummation of the transactions contemplated by, the Transaction Documents.

          (d) No Consents. The execution and delivery of the Transaction Documents and the issuance of the Securities (i) does not require any consent or approval of, registration or filing with, or any other action by, any governmental authority, (ii) will not violate any applicable law or regulation applicable to the Company or any Subsidiary or the articles of incorporation or comparable formation documentation of the Company or any Subsidiary, the bylaws or comparable documentation of the Company or any Subsidiary or other agreement of the Company or any subsidiary or any order of any governmental authority applicable to the Company or any of its subsidiaries, (iii) will not violate any agreement of the Company or any Subsidiary or result in a default under any agreement or instrument evidencing or governing any indebtedness of the Company or any Subsidiary or assets of the Company or any Subsidiary or give rise to a right thereunder to require any payment to be made by the Company or any Subsidiary, and (iv) will not result in the creation or imposition of any lien on any asset of the Company or any Subsidiary, except for liens created or imposed pursuant to this Agreement.

          (e) SEC Reports; Financial Statements; Sarbanes-Oxley Act Compliance. The Company has filed all reports required to be filed by it under the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including pursuant to
Section 13(a) or Section 15(d) of the Exchange Act, for the three (3) years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the "SEC Reports"). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since January 1, 2004, the staff of the Division of Corporation Finance of the Commission has not provided the Company with any comments on any registration statement, report or other document filed with the Commission under the Securities Act or the Exchange Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GA AP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. KPMG LLP, which have certified certain financial statements of the Company and its consolidated subsidiaries included in the SEC Reports, are independent public accountants as required by the Securities Act, the Exchange Act and the respective rules and regulations of the Commission thereunder and are registered and in good standing with the Public the Company Accounting Oversight Board in accordance with the Sarbanes-Oxley Act of 2002. Except as disclosed as such in the SEC Reports, the Company is in compliance with all applicable material requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the Commission thereunder in effect as of the date of this Agreement. The Company does not have pending before the Commission any request for confidential treatment of information.

          (f) Material Changes. Since December 31, 2004, other than as described in registration statements and reports filed with the Commission, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its holders of Common Stock or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Company stock option plans. For purposes herein, a "Material Adverse Effect" shall mean (i) a material adverse effect on the legality, validity or enforceability of any Transaction Documents, (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company's ability to perform in any material respect on a timely basis its obligations under the Transaction Documents.

          (g) Litigation. Other than potential claims by Dion Freedman, a former employee of the Company (the "Freedman Potential Claim"), and by a group of former employees including Jody Ryan (the "Ryan Potential Claim"), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or likely to materially affect the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency and/or regulatory authority (federal, state, county, local or foreign), including, but not limited to, the Commission or any State Attorney General (collectively, an "Action") which (i) adversely affects or challenges or could adversely affect or challenge the legality, validity or enforceability of any of the Transaction Documents or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor, to the knowledge of the Company, any current director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state or province securities laws or a claim of breach of fiduciary duty. There is not pending or, to the knowledge of the Company, contemplated, any investigation by the Commission and/or other entity involving the Company or any current directors or officers of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

          (h) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or any Subsidiary that could reasonably be expected to result in a Material Adverse Effect, other than the Freedman Potential Claim and the Ryan Potential Claim.

          (i) Compliance. Neither the Company nor any Subsidiary (a) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), other than as disclosed in the March 31, 2005 Form 10-Q, (b) is in violation of any order of any court, arbitrator or governmental body, or (c) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in the case of clauses (a), (b) and (c) as would not result in a Material Adverse Effect.

          (j) Regulatory Permits. Each of the Company and the Subsidiaries possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits would not have or reasonably be expected to result in a Material Adverse Effect ("Material Permits"), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

          (k) Title to Assets. All material property and assets owned by the Company and the Subsidiaries are owned outright free and clear of mortgages, pledges, security interests, liens, charges and other encumbrances, except for
(i) liens securing Existing Senior Indebtedness (as defined in the Note) pursuant to the Senior Credit Agreement (as defined in the Note) as of the date hereof, (ii) Permitted Liens (as defined in the Senior Credit Agreement) as of the date hereof, (iii) liens for current taxes not yet due, and (iv) minor imperfections of title, if any, not material in amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations of the Company or any Subsidiary.

          (l) Intellectual Property Rights.

                    (i) The Company and its Subsidiaries own, or possess adequate rights or licenses to use, all trademarks, trademark applications, trade names, service marks, service mark registrations, service names, patents, patent applications, patent rights, copyrights, copyright applications, inventions, licenses, permits, approvals, governmental authorizations,know-how (including trade secrets and other unpatented and/or unpatentableproprietary and confidential information, systems or procedures) and otherintellectual property rights (collectively, the "Intellectual PropertyRights") necessary to conduct their respective businesses as now conductedor proposed to be conducted. The Company's and the Subsidiaries' Intellectual Property Rights are valid and enforceable, and no registration relating thereto has lapsed, expired or been abandoned or cancelled or is the subject of cancellation or other adversarial proceedings, or is expected to expire or terminate within three years from the date of this Agreement, and all applications therefor are pending and in good standing. Neither the Company nor any Subsidiary has any knowledge of any infringement by the Company of Intellectual Property Rights of others, or of any such development of similar or identical trade secrets or technical information by others and no claim, action or proceeding has been made or brought against, or to the Company's knowledge, has been threatened against, the Company or the Subsidiaries regarding infringement of Intellectual Property Rights. All personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception and development of the Company's and the Subsidiaries' Intellectual Property Rights have either (a) been a party to a "work for hire" arrangement or agreement with the Company or a Subsidiary, in accordance with federal, state or province law, that by its terms accords to the Company or a Subsidiary ownership of all tangible or intangible property thereby arising, or (b) have executed appropriate instruments of assignment in favor of the Company or a Subsidiary as assignee that bytheir terms validly convey to the Company or a Subsidiary complete and sole ownership of all tangible and intangible property thereby arising, and the Company and the Subsidiaries have taken other reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

                    (ii)Neither the Company nor any Subsidiary is in material default under or in material violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a material default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in material default under or that it is in material violation of, any license agreement, collaboration agreement, development agreement or similar agreement relating to their respective businesses.

          (m) Transactions With Affiliates and Employees. Other than as described in SEC Reports, none of the officers, directors, employees and/or affiliates of the Company or the Subsidiaries is a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director employee or such affiliate or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, partner or affiliate, other than (a) for payment of salary or consulting fees for services rendered,
(b) reimbursement for expenses incurred on behalf of the Company and (c) for other employee benefits, including stock option agreements under any stock option plan of the Company.

          (n) Disclosure Controls and Procedures; Internal Accounting Controls. Other than as described in SEC Reports, the management of the Company has (i) designed disclosure controls and procedures to ensure that material information relating to the Company, including the Subsidiaries, is made known to the management of the Company by others within those entities, and (ii) has disclosed, based on its most recent evaluation, to the Company's outside auditors and the audit committee of the Board of Directors (A) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and have identified for the Company's outside auditors any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls. Other than as described in SEC Reports, each of the Company and the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (o) Listing and Maintenance Requirements. The Company is, and has not received any notice from the American Stock Exchange ("Amex") that it will not in the foreseeable future continue to be, in compliance with all listing and maintenance requirements of the Amex, on which the Common Stock is traded.

          (p) Tax Status. Each of the Company and the Subsidiaries has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations or to the Company's knowledge otherwise due and payable, except those being contested in good faith and has set aside on its books reserves in accordance with GAAP reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

          (q) Right of First Refusal; Anti-Dilution Right. No person is a party to any agreement, contract or understanding, written or oral entitling such party to (i) a right of first refusal or (ii) purchase or otherwise receive any securities of the Company or any Subsidiary, at any time, in each case with respect to offerings of securities by the Company or any Subsidiary.

          (r) Insurance. Each of the Company and the Subsidiaries maintain insurance of the types and in the amounts deemed adequate for their respective businesses, including, but not limited to, product liability insurance, insurance covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

          (s) Environmental. Each of the Company and the Subsidiaries is, to the best of its knowledge, in material compliance with all applicable published rules and regulations (and applicable standards and requirements) of the United States Environmental Protection Agency (the "EPA") and of any similar foreign or state agency. To the knowledge of the Company, there is no material suit, claim, action or proceeding now pending before any court, governmental agency or board, or other forum, nor is any of the same threatened by any Person; and, there is no fact or circumstance actually known to the Company which could reasonably be anticipated to be the basis for any such suit, claim, action or proceeding, for
(i) noncompliance by the Company or any Subsidiary with any environmental law, rule, regulation or requirement, or (ii) relating to the release or threatened release into the environment by the Company or any Subsidiary of any pollutant, toxic or hazardous material, oil, or waste generated by the Co mpany or any Subsidiary. To the knowledge of the Company, neither the Company nor any Subsidiary has released any Hazardous Materials (as hereinafter defined) at any site owned or leased by the Company or any Subsidiary or shipped any Hazardous Materials for treatment, storage or disposal at any other site of facility. For purposes of this Section 2(s), "Hazardous Materials" shall mean and include any solid, hazardous or toxic waste, substance or material as defined in the United States Resource Conservation and Recovery Act; the Clean Air Act; the Clean Water Act; the Toxic Substances Control Act; the Comprehensive Environmental Response, Compensation and Liability Act; applicable foreign and state laws for the protection of the environment, and the regulations promulgated under any of the foregoing.

          (t) Conduct of Business. Except as disclosed in the March 31, 2005 Form 10-Q, since December 31, 2004, neither the Company nor any Subsidiary has
(a) incurred any debts, obligations or liabilities, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities incurred in the usual and ordinary course of business, having a Material Adverse Effect, (b) made or suffered any changes in its contingent obligations by way of guaranty, endorsement (other than the endorsement of checks for deposit in the usual and ordinary course of business), indemnity, warranty or otherwise, (c) discharged or satisfied any liens other than those securing, or paid any obligation or liability other than, current liabilities shown on the balance sheet dated as at December 31, 2004, and forming part of the SEC Reports, and current liabilities incurred since December 31, 2004, in each case in the usual and ordinary course of business, (d) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, (e) sold, transferred or leased any of its assets except in the usual and ordinary course of business, (f) cancelled or compromised any debt or claim, or waived or released any right, of material value, except that upon consummation of the transactions contemplated hereby, the agreement by GP Strategies Corporation to lend up to $1,000,000 to the Company shall terminate, (g) suffered any physical damage, destruction or loss (whether or not covered by insurance) adversely affecting the properties or business of the Company, (h) entered into any transaction other than in the usual and ordinary course of business except for this Note and the related agreements referred to herein, (i) encountered any labor difficulties or labor union organizing activities, (j) made or granted any wage or salary increase or entered into any employment agreement, (k) issued or sold any shares of capital stock or other securities or granted any options with respect thereto, or modified any equi ty security of the Company, except pursuant to existing Company stock option plans disclosed in the Company's most recent Definitive Schedule 14A filed with the Commission, (l) declared or paid any dividends on or made any other distributions with respect to, or purchased or redeemed, any of its outstanding equity securities, (m) suffered or experienced any change in, or condition affecting, its condition (financial or otherwise), properties, assets, liabilities, business operations or results of operations, other than changes, events or conditions in the usual and ordinary course of its business, having (either by itself or in conjunction with all such other changes, events and conditions) a Material Adverse Effect, (n) made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted, or (o) entered into any agreement or otherwise obligated itself, to do any of the foregoing.

          (u)  Conversion  Securities.   The  equity  securities  issuable  upon
conversion of the Note and the exercise of the Warrant, when issued in compliance with the provisions of the Note (assuming the holder of the Note converts it into equity securities) or the Warrant, as applicable, will be duly authorized and validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances created by the Company.

          (v) Registration. Provided that the representations and warranties of the Investor in Section 3 are true and correct, the execution, issuance and delivery of the Transaction Documents, each issuance and sale of the Note and Warrant pursuant hereto and the Securities issuable upon conversion of the Note and the exercise of the Warrant will be exempt from registration under the Securities Act.

          (w) Stockholder Approval. The Company has obtained and prior to the date hereof delivered to the Investor a true and correct copy of the majority written consent (the "Majority Consent") of the stockholders of the Company, certified as such by the Secretary of the Company, that irrevocably authorizes and approves the transactions contemplated by this Agreement, including without limitation the issuance and sale of the Note and Warrant, and the Transaction Documents, which Majority Consent constitutes all stockholder approval required pursuant to all applicable rules and regulations of the Amex (the "Amex Stockholder Approval Requirements"), including without limitation Sections 705 and 713 of the Amex Company Guide, in order to permit the issuance and sale of the Note and Warrant. Prior to the Closing, the Company shall have prepared and delivered to the Investor in draft form a copy of its information statement on
Schedule 14C as promulgated by the Commission relating to the Majority Consent (the "Information Statement").

     3.  Representations  and Warranties of the Investor.   The Investor  hereby
represents and warrants to the Company that:

          (a) Authorization. The Investor has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the
Investor, will constitute a valid and legally binding obligation of the Investor, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

          (b) Investor Entirely for Own Account. This Agreement is made with the Investor in reliance upon the Investor's representation to the Company, which by the Investor's execution of this Agreement, the Investor hereby confirms, that the Securities to be acquired by the Investor will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. The Investor has not been formed for the specific purpose of acquiring any of the Securities.

          (c) Knowledge. The Investor is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities.

          (d) Restricted Securities. The Investor understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor's representations as expressed herein. The Investor understands that the Securities are "restricted securities" under applicable U.S. federal, state and province securities laws and that, pursuant to these laws, the Investor must hold the Securities indefinitely unless they are registered with the Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Other than as set forth herein, the Investor acknowledges that the Company has no obligation to register or qualify the Securities for resale. The Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Investor's control, and which the Company is under no obligation and may not be able to satisfy.

          (e) No Public Market. The Investor understands that no public market now exists for the Note or the Warrant and that the Company has made no assurances that a public market will ever exist for the Note or the Warrant.

          (f) Legends.   The Investor  understands that the Securities,  and any
securities issued in respect thereof or exchange therefor, except as set forth below, may bear a legend to the following effect:

                    (i) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR
(B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO GSE SYSTEMS, INC., THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT."

This legend shall be removed upon a written request to the Company's transfer agent for removal and the Company shall issue the relevant Securities without such legend to the holder of the Securities requesting such removal if (x) such Securities are registered for resale under the Securities Act, or (y) such holder provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144; provided that such Securities not sold pursuant to a registration statement or other transaction pursuant to which an unlegended certificate may be issued shall be returned for re-legending within a reasonable time following written notice from the Company to each holder thereof.

                    (ii) Any legend required by the applicable Blue Sky laws of any state.

          (g) Accredited  Investor.   The Investor is an accredited  investor as
defined in Rule 501(a) of Regulation D promulgated under the Securities Act, pursuant to clause (3) thereof.

     4. Covenants.

          (a) For so long as the Note remains outstanding,

               (i) Maintaining Properties, Assets. The Company shall reasonably maintain in good repair, working order and condition its properties and other assets, and those of any Subsidiary, and from time to time make all reasonably necessary repairs, renewals and replacements thereto.

               (ii) Liens. The Company shall not, and shall not permit any of its Subsidiaries to, create, incur or suffer to exist any security interests, liens, claims, charge or encumbrances ("Liens") upon any of its or its Subsidiaries' assets or properties, except for (i) Liens created by operation of law such as workman's liens, mechanic's liens and other similar liens;
(ii) deposits, pledges or Liens securing obligations incurred in respect of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits; (iii) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or that are being contested in good faith by appropriate proceedings with the establishment of adequate reserves on the balance sheet of the Company; (iv) Liens securing, or expressly permitted by as of the date hereof, Existing Senior Indebtedness; and (v) Liens that are subordinate in all respects to the Liens held by the Investor.


               (iii) Extraordinary Actions. The Company shall not nor shall it permit any Subsidiary to: (i) acquire, sell or otherwise transfer any material assets or rights of the Company or a Subsidiary, or enter into any contract or agreement relating to the sale of assets, which is not consummated pursuant to an arms length transaction, (ii) enter into any contract, agreement or transaction (including any transfer or sale of Intellectual Property Rights) with any officer, director, stockholder or affiliate of the Company or a subsidiary other than ordinary course transactions that are consistent with past practice and pursuant to arms length terms, (iii) directly or indirectly pay or declare any dividend or make any distribution upon, redeem, retire or repurchase or otherwise acquire, any shares of capital stock or other securities of the Company or a Subsidiary, other than approximately $366,065 of dividends currently owed to ManTech International on preferred stock of the Company that has been converted into Common Stock, or (iv) materially change the Company's or any Subsidiary's line of business as currently conducted.

          (b) Until the date occurs on which: (A) no Note or Warrant remains outstanding and (B) either (x) no share of Common Stock issued upon the conversion or exercise of the Note or Warrant remains outstanding or (y) 180 days have elapsed since the date upon which any Note or Warrant was last outstanding,

               (i) Non-Public Information. The Company covenants and agrees that neither it nor any other person acting on its behalf will provide Investor or its agents or counsels with any information that the Company believes constitutes material non-public information, and, in any event, the Company hereby agrees that Investor shall not have any duty of confidentiality or any other obligation with respect to any such information if any such disclosure occurs, subject to the Investor complying with all applicable securities laws.

               (ii) Form D and Blue Sky. If required, the Company shall file a Form D with respect to the issuance of the Note and the Warrant (or the issuance of Common Stock or other equity securities upon conversion of the Note or exercise of the Warrant) as required under Regulation D under the Securities Act and, upon written request, provide a copy thereof to the Investor promptly after such filing. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Note and Warrant for sale to the Investor pursuant to this Agreement (or the issuance of Common Stock or other equity securities upon conversion of the Note or exercise of the Warrant) under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Investor promptly after such filing. However, the Company shall not be required to execute any general consent to service of process in order to obtain such blue sky clearance, except in a jurisdiction where the Company is already subject to such process.

               (iii) Listing of Common Stock. The Company hereby agrees to use its best efforts to maintain the listing and trading of the Common Stock on the Amex or another Eligible Market (as defined in the Note) and to file with the Amex to list the applicable shares of Common Stock issuable in connection herewith on the trading market, including all prior notices to Amex as required by the bylaws, rules, regulations and policies thereof. The Company further agrees, if the Company applies to have the Common Stock traded on any other trading market, it will include in such application the shares of Common Stock issuable in connection herewith and will take such other action as is necessary or desirable to cause such shares to be listed on such other trading market as promptly as possible. The Company will use its best efforts to comply in all material respects with the Company's reporting, filing and other obligations under the bylaws, rules, regulations and policies of the Amex or another Eligible Market for so long as the Common Stock is listed on the Amex or such other Eligible Market, as the case may be.

               (iv) Furnishing of Information. The Company covenants and agrees to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Until neither the Investor, nor any of its successors or assigns, owns any Note, Warrant or any Registrable Securities (as defined below), if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to Investor and make publicly available in accordance with Rule 144(c) such information as is required for Investor to sell its shares of Common Stock under Rule 144. The Company further covenants and agrees that it will take such further action as Investor may reasonably request, all to the extent required from time to time to enable such person to sell any shares of Common Stock without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

               (v) Shareholders Rights Plan. No claim will be made or enforced by the Company or any other person that Investor is an "Acquiring Person" under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that the Investor could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Registrable Securities under the Note, Warrant or under any other agreement between the Company and the Investor.

               (vi) Reporting Obligations. The Company shall continue to file or furnish pursuant to the Exchange Act or the Securities Act, and the Company shall use commercially reasonable best efforts to maintain its status as an issuer required to file such reports under the Exchange Act. In addition, the Company shall take all actions necessary to continue to meet the "registrant eligibility" requirements set forth in the general instructions to Form S-3 or any successor form thereto, to continue to be eligible to register the resale of the shares of Common Stock issuable on the conversion of the Note or exercise of the Warrant under the Securities Act on such Form.

          (c) Information Statement. The Information Statement shall be filed by the Company with the Commission within ten Business Days of the date of the Closing and neither it nor any amendment or supplement thereto, as so filed or mailed to stockholders of the Company, shall contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein not misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the Majority Consent that has become false or misleading. In connection with the Information Statement and the Majority Consent, the Company shall comply in all respects with Regulation 14(c) of the Exchange Act and the rules and regulations thereunder. The Company shall provide a copy of any written comments received from the Commission, and any written responses thereto, with respect to the Information Statement within one Business Day of its receipt or delivery thereof, as the case may be, and shall use its best efforts to respond to such comments on, obtain Commission approval of and mail to the stockholders of the Company the Information Statement as soon as possible following the date hereof. The Company shall notify the Investor in writing at least five Business Days prior to the date that is the last day of the 20-day period commencing on the mailing date of the Information Statement to stockholders of the Company contemplated by Rule 14c-2(b) with respect to the Information Statement and the Majority Consent, which notice shall specify the last day of such 20-day period. The limitation on the increase in the number of shares of Common Stock issuable upon the conversion into Common Stock of the Note as contained in Section 3(d) thereof (the "Conversion Share Limit") shall automatically terminate and be of no force or effect ab initio (the "Conversion Share Limit Termination") at the end of the 20-day period referenced above, and any such increases that would have occurred but for the effectiveness of the Conversion Share Limit shall be effected for all purposes. After the Conversion Share Limit Termination, the transactions contemplated by this Agreement, including the issuance of the Note without any such limitation on the number of shares of Common Stock issuable upon conversion thereof, shall be in full compliance with the Amex Stockholder Approval Requirements.

          (d) Stockholder Approval Default. In the event that, for any reason whatsoever, on or prior to the 75th day after the date of the Closing, (i) the Conversion Share Limit Termination has not occurred in accordance with all of the terms of the last sentence of Section 4(c), or (ii) the Company has not provided written notice to the Holder certified by an authorized officer of the Company to the effect that all of the covenants contained in such sentence have been performed in full, then the Company shall pay to the Investor $500,000 in cash, as liquidated damages and not as a penalty, which amount shall be paid out of an escrow account funded as contemplated by Section 1(b) hereof and created for the purposes of this Section 4(d) pursuant to the Escrow Agreement. In the event of the payment of such liquidated damages, the Company shall continue to use its best efforts to effect the Conversion Share Limit Termination as soon as practicable.

     5. Registration Rights.

          (a) Piggyback Registration Rights in the Company. If, at any time, there is not an effective registration statement covering the resale all of the shares of Common Stock of the Company issued pursuant to or in connection with the conversion of the Note or exercise of the Warrant, including without limitation any additional such shares as may be issued in connection with any adjustment affecting the number of such shares pursuant to the Note or the Warrant (collectively, the "Registrable Securities"), and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act, of any of its equity securities (other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock optio n or other employee benefit plans), then the Company shall send to Investor a written notice of such determination and, if within ten
(10) days after receipt by Investor of such notice, the Company shall receive a request in writing from Investor, the Company shall include in such registration statement all or any part of such Registrable Securities Investor requests to be registered at no cost to Investor (other than underwriting discounts, fees and commissions). Investor (or its designee(s)) shall also be provided with such other rights, and the Company shall have such obligations, as customarily accompany investor piggyback registration rights, including, without limitation, the right of Investor to customary indemnification by the Company, the Company's obligation to prepare and file with the Commission such amendments and supplements to such registration statement as may be necessary to keep such registration statement effective until the disposition of all securities covered by such registration state ment, the obligation of the Company to register and qualify the securities covered by such registration statement under applicable state securities and blue sky laws, the obligation of the Company to cause the securities covered by such registration statement to be listed or quoted on the principal exchange (which as of the date hereof is Amex) or electronic quotation system on which the Company's Common Stock is then listed or quoted (the "Principal Market) and the obligation of the Company to cause to be provided customary legal opinions and comfort letters of its independent certified accountants if requested in connection with a sale pursuant to such registration statement. Notwithstanding the foregoing, if a registration involves an underwritten offering, and the lead managing underwriter shall advise the Company that the amount of securities to be included in the offering exceeds the amount which can be sold in the offering, the number of securities owned by Investor to be included in the offering shall be eliminated or reduced as required by the managing underwriter; provided that in the event of any such reduction, all securities of any other selling stockholder for which a bonafide irrevocable commitment (included in such underwriter advice) has been made for inclusion in such registration shall be reduced in the same proportion.

          (b) Registration Right in the Company.

                    (i) No later  than  thirty  days  following  the date of the
Closing  (assuming  no  registration  statements  have been filed as provided in
Section  5(a)  that  already  cover  the  resale  of  all  of  the   Registrable
Securities), the Company shall prepare and file with the Commission a registration statement (the "Registration Statement") covering the resale of all of the Registrable Securities not included in any another effective registration statement of the Company, which offering shall be made on a continuous basis pursuant to Rule 415 under the Securities Act. The Registration Statement required hereunder shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case the Registration Statement shall be on another appropriate form in accordance herewith). The Company shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in no event later than ninety days from the date of this Agreement. The Company shall use its best efforts to keep the Registration Statement continuously effective under the Securities Act until the date when all Registrable Securities covered by the Registration Statement (a) have been sold pursuant to the Registration Statement or an exemption from the registration requirements of the Securities Act or (b) may be sold without any volume or other restrictions pursuant to Rule 144(k).
 The Investor (or its designee(s)) shall also be provided with such other rights, and the Company shall have such obligations, as customarily accompany investor registration rights, including, without limitation, the right of Investor to customary indemnification by the Company, the Company's obligation to prepare and file with the Commission such amendments and supplements to such registration statement as may be necessary to keep such registration statement effective until the disposition of all securities covered by such registration statement, the obligation of the Company to register and qualify the securities covered by such registration statement under applicable state securities and blue sky laws (provided, however, that the Company shall not be required to execute any general consent to service of process in order to obtain such blue sky clearance, except in a jurisdiction where the Company is already subject to such process), the obligation of the Company to cause the securities covered by such registration statement to be listed or quoted on the Principal Market and the obligation of the Company to cause to be provided customary legal opinions and comfort letters of its independent certified accountants if requested in connection with a sale pursuant to such registration statement).

                    (ii) Filing Default Liquidation Damages. If a Registration Statement is not filed on or prior to the date that is thirty days following the date hereof (the "Filing Deadline Penalty Date"), then the Company shall pay to the Investor an amount in cash, until the earlier of the date that the Registration Statement is filed or the Registrable Securities may be sold pursuant to Rule 144(k) without regard to volume or other restrictions, as liquidated damages and not as a penalty, (i) two percent of the outstanding Principal (as defined in the Note) for the first thirty days (or any part thereof) following the Filing Deadline Penalty Date, and (ii) an additional two percent of such outstanding Principal for each thirty-day period subsequent thereto (or any part thereof), such payment(s) to be made in immediately available funds no later than five days after the first date of each such thirty-day period (or any part thereof).

                    (iii) Effectiveness Default Liquidation Damages. In addition to any liquidated damages paid, accrued and/or to be paid pursuant to
Section 5(b)(ii), if (1) the Registration Statement is not declared effective on or prior to ninety days following the date of the Closing, or (2) if the Registration Statement has been declared effective and subsequent thereto is not effective (or otherwise does not permit the resale of the Registrable Securities covered thereby) for any period of time until the date that the Investor no longer owns any Registrable Securities, other than as provided in Section 5(d) (an "Effectiveness Default"), then the Company shall pay to the Investor an amount in cash, as liquidated damages and not as a penalty, equal to (i) two percent of the outstanding Principal for the first thirty days (or any part thereof), and (ii) an additional two percent of such Principal for each thirty-day period subsequent thereto (or any part thereof) until the earlier of such date (a) the Reg istration Statement is declared effective and permits the resale of the Registrable Securities covered thereby (or if previously declared effective until the date the Registration Statement becomes effective again and otherwise permits the resale of the Registrable Securities covered thereby), and
(b) the Registrable Securities may be sold pursuant to Rule 144(k) without volume limitation or other restriction. Any such payment(s) shall be made in immediately available funds no later than five days after the first day of each thirty-day period (or any part thereof), as the case maybe, of each such Effectiveness Default.

          (c) No Inconsistent Agreements. The Company agrees not to enter into any other agreement that is inconsistent with the registration rights provisions of this Agreement or contains registration rights provisions which are senior to the registration rights granted in this Agreement.

          (d) Suspension of Registration. Under any Registration Statement filed pursuant to this Section 5, the Company may restrict disposition of Registrable Securities, and Investor will not be able to dispose of such Registrable Securities, if the Company shall have delivered a certificate signed by an officer of the Company stating that in the good faith judgment of the Board of Directors of the Company a delay in the disposition of such Registrable Securities is necessary because the Company has determined that such sales would require public disclosure by the Company of material nonpublic information that is not included in such registration statement. In the event of the delivery of such certificate, the Company shall use its best efforts to amend such Registration Statement or amend or supplement the related prospectus as necessary, and take all other actions necessary, to allow the proposed sales to take place as promptly as possible (or, if in the reasonable judgment of the Board of Directors of the Company disclosure of such information would be detrimental to the Company, promptly after the date that disclosure of such information would not be detrimental to the Company; provided, however, that such right to delay the sales of Registrable Securities may be exercised by the Company not more than twice in any 12-month period and that the delays in the sale of the Registrable Securities included in the Registration Statement shall not in the aggregate exceed 90 days in any 12-month period.


     6. Conditions to Closing. The obligation of the Investor to purchase and pay for the Note and Warrant in accordance with Section 1 is subject to the satisfaction by the Company or waiver in writing by the Investor of each of the
following   conditions:

         (a) Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects on and as of the date of the Closing, with the same effect as though such representations and warranties had been made on and as of that date (except for representations and warranties that speak as of a specific date, in which case such representations and warranties shall be true and correct in all material respects on and as of such specific date).

          (b) Performance. The Company shall have performed and complied in all material respects with all agreements and obligations contained in this Agreement or the other Transaction Documents that are required to be performed or complied with by it on or before the Closing.

          (c) Officer's Certificate. The Company shall have delivered to the Investor a certificate of an executive officer of the Company, dated the date of the Closing, certifying to the effect that the conditions contained in Sections 6(a) and (b) have been fulfilled.

          (d) Approvals. All authorizations, approvals or permits, if any, that are required in connection with the issuance and sale of the Note and Warrant pursuant to this Agreement shall be obtained and effective as of the date of the Closing. The Company shall have obtained all necessary "blue sky" permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Note and Warrant.

          (e) Organizational Documents. The Company shall have delivered to the Investor (a) a certificate evidencing the good standing of the Company in the State of Delaware issued by the Secretary of State of the State of Delaware and dated no earlier than three (3) Business Days prior to the date of the Closing, and (b) a certificate of the Secretary of the Company, dated as of the date of the Closing, certifying as to (i) the resolutions of the Board of Directors of the Company approving this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby (and certifying that such resolutions have not been modified, amended or revoked and remain in full force and effect), (ii) the Certificate of Incorporation, as in effect as of the date of the Closing, and (iii) the By-laws, as in effect as of the date of the Closing.

          (f) Filings. The Company shall have made all filings, if any, under all applicable federal and state securities laws necessary to consummate the issuance of the Note and Warrant pursuant to this Agreement in compliance with such laws.

          (g) Amex Listing. The Common Stock shall not have been suspended by the Commission from trading on the Amex nor have been delisted by the
Amex nor shall suspension by the Commission or the Amex or delisting by the Amex have been threatened in writing by the Commission or the Amex. The Company shall be in full compliance with all Amex listing maintenance requirements, other than the director meeting requirements.

          (h)  Purchased  Shares.    The  Company  shall have  delivered  to the
Investor valid certificates in the form attached hereto representing the Note and the Warrant in each case registered in the name of the Investor.

          (i) Miscellaneous. The Company shall have delivered to the Investor the Security Agreement, the Pledge Agreement, the Escrow Agreement (and the Escrow Agreement shall have been fully funded in accordance with the terms hereof and thereof) and the instruments and documents required to be delivered thereunder or in connection therewith and such other documents relating to the transactions contemplated by the Transaction Documents as the Investor or its counsel may reasonably request.

     7. Miscellaneous.

          (a)  Successors  and  Assigns.   The  terms  and  conditions  of  this
Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          (b) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

          (c) Indemnification. In consideration of the Investor's execution and delivery of the Transaction Documents and acquiring the Note and Warrant hereunder and thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Investor and each other holder of the Note or Warrant and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents, or
(b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

          (d)  Counterparts.   This  Agreement  may be  executed  in two or more
counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

          (e) Titles and  Subtitles.   The  titles  and  subtitles  used in this
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          (f) Notices. All notices, consents, demands, instructions, requests and other communications required or permitted hereunder must be in writing and shall be deemed to have been duly given only if delivered personally, by facsimile transmission, by first-class mail (postage prepaid, return receipt requested), or by overnight delivery by a recognized overnight courier service (all costs prepaid) to the parties at the following addresses or facsimile numbers:

          If to the Company, to:

          GSE Systems, Inc.
          9189 Red Branch Road
          Columbia, Maryland 21045
          Telecopier No.:  (410) 772-3611

          with a copy to:

          Duane Morris LLP
          380 Lexington Avenue
          New York, NY 10168
          Attention: Robert Hasday
          Telecopier No.:  (212) 692-1020

          If to the Investor, to:

          Dolphin Advisors, LLC
          c/o Dolphin Asset Management Corp.
          129 East 17th Street
          New York, NY  10003
          Attention:  Carlos Salas
          Telecopier No.:  (212) 202-3817

          with a copy to:

          Hughes Hubbard & Reed LLP
          One Battery Park Plaza
          New York, NY  10004
          Attention:  Gary J. Simon
          Telecopier No.:  (212) 299-6770

All such notices, requests and other communications will be deemed given upon receipt thereof. Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving like notice specifying such change to the other party hereto.

          (g) Jurisdiction. Each of the Investor and the Company hereby irrevocably consents and submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York in connection with any dispute arising out of or relating to this Agreement or the transactions contemplated hereby, waives any objection to venue in such District (unless such court lacks jurisdiction with respect to such dispute, in which case, the Company irrevocably consents to the jurisdiction of the courts of the State of New York located in New York County in connection with such dispute and waives any objection to venue in the County of New York), and agrees that service of any summons, complaint, notice or other process relating to such dispute may be effected in the manner provided by Section 7(f).

          (h) Waiver of Jury Trial. EACH OF INVESTOR AND THE COMPANY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY AGREEMENT, INSTRUMENT OR DOCUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH OR THEREWITH, INCLUDING THE TRANSACTION DOCUMENTS.

          (i) Finder's Fee. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. Each of the Investor and the Company agrees to indemnify and hold harmless the other from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the other or any of its officers, employees or representatives is responsible.

          (j) Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this Section 7(j) shall be binding upon the Investor and each transferee of the Securities, each future holder of all such Securities, and the Company.

          (k) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

          (l) Entire Agreement. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

          (m) Survival of Representations, Warranties and Covenants. The representations and warranties contained in Sections 2 and 3 hereof and the covenant contained in Section 7(n) hereof shall survive until both (i) the Note is repaid or converted in full and (ii) the Warrant is exercised in full or expires. The covenants contained in Section 4 hereof shall survive for the period of time set forth in Section 4. The covenant contained in Section 7(o) hereof shall survive until the Note is repaid or converted in full.

          (n) No Shorting. Neither Investor nor any of its Affiliates, as such term is defined in Rule 405 under the Securities Act, has engaged or will engage, or has caused or will cause any other person or entity to engage, in "short sales" of Common Stock.

          (o) Subordination Agreement. Investor shall enter into a subordination agreement with the holder of Existing Senior Indebtedness, provided that (i) such holder has become such by providing refinancing of the Indebtedness under the Senior Credit Agreement and (ii) the terms collectively and each term individually of such subordination agreement shall be no less favorable to Investor than those of the Subordination Agreement.

                             [Signature Page Follows]



The parties have executed this Senior Subordinated Secured Convertible Note and Warrant Purchase Agreement as of the date first written above.


GSE SYSTEMS, INC.

____________________________________
Name:
Title:


DOLPHIN DIRECT EQUITY PARTNERS, LP

By:     Dolphin Advisors, LLC
        its managing general partner

By:     Dolphin Management Inc.
        its managing member

By:__________________________________
        Name: Peter E. Salas
         Title: President